Decode opportunity

Millions of media processors worldwide


80
60
40
20
0
Source: SIGM, iSuppli, 2011
14.4% CAGR
2010
2011
2012
2013
2014
2015
CMP
IPTV &
hybrid STB

Display opportunity


Millions of Internet-connected TVs
150
100
50
0
Source: DisplaySearch, 2011
26.4% CAGR
2010
2011
2012
2013
2014
2015

Connect opportunity

Millions of home networking nodes



75
50
25
0
Source: In-Stat, 2011
9.7% CAGR
2010
2011
2012
2013
2014
2015

Control opportunity

Millions of wireless control modules



60
45
30
15
0
Source: WTRS, 2011
98.7% CAGR
2010
2011
2012
2013
2014
2015